United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(46,002,285)
Realized Trading Gain (Loss) on Swaps	2,076
Unrealized Gain (Loss) on Market Value of Futures	70,470,950
Unrealized Gain (Loss) on Market Value of Swaps	5,641,462
Dividend Income	9,827
Interest Income	13,451
ETF Transaction Fees	17,000
Total Income (Loss)	$30,152,481

Expenses
General Partner Management Fees	$461,843
Brokerage Commissions	254,069
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	11,546
Non-interested Directors' Fees and Expenses	9,883
Prepaid Insurance Expense	7,403
Legal Fees	5,878
Total Expenses	$887,188
Net Income (Loss)	$29,265,293

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$898,865,184
Additions (12,400,000 Units)	220,970,037
Withdrawals (12,400,000 Units)	(222,540,144)
Net Income (Loss)	29,265,293

Net Asset Value End of Month	$926,560,370
Net Asset Value Per Unit (49,266,476 Units)	$18.81

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612